UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 25, 2016

  American Housing Income Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Maryland	333-150548	75-3265854
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34225 N. 27th Drive, Building 5, Phoenix, Arizona 85085

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(623) 551-5808

(ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amended Advisory Board Consulting and Compensation Agreement – Sean Zarinegar (Board)

As set forth on Form 8-K dated May 15, 2015, Sean Zarinegar is the Chairman of the Board for American Housing Income Trust, Inc., a Maryland corporation (the “Company”). The Company had retained Mr. Zarinegar through the issuance of 1,000,000 shares of common stock in the Company. The Company had agreed to pay Mr. Zarinegar an annual fee equal to $120,000 or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors conclude that the asset-based compensation limits or impairs the Company’s intent of becoming a real estate investment trust or impairs the Company’s status as a publicly reporting company in good standing under the rules promulgated by the United States Securities and Exchange Commission.

In addition to providing advisory services to the Board of Directors based on his education, experience and training in the business operating by the Company, Mr. Zarinegar has been incurring risk and exposure in guaranteeing the Company’s Firstkey debt service. Although the Firstkey debt service is to American Realty, as the parent entity, the Company ultimately benefits from the debt service. Recognizing that the consideration, above, did not completely compensate Mr. Zarinegar, the Company had agreed to issue Mr. Zarinegar or his designee a total of 3,000,000 shares of the Company’s common stock (post-split) on the first, second and third anniversary. The Company had agreed to issue these shares into its treasury for future issuance to Mr. Zarinegar with a legend indicating that the shares are for future issuance under the terms of this Agreement. Mr. Zarinegar’s profile is addressed below.

On February 25, 2016, the Board of Directors authorized its Chief Executive Officer and President, Jeff Howard, to assess and execute, if he deemed appropriate, the First Amended Advisory Board Agreement with Mr. Zarinegar (the “First Amended Board Agreement”). Mr. Howard elected to execute the First Amended Board Agreement.

As a result, Mr. Zarinegar has agreed to continue to serve on the Board of Directors at no cost (unless subsequently adjusted by the Board of Directors with Mr. Zarinegar abstaining) since he is compensated in serving the Company as an employee as set forth in the Employment Agreement, discussed below. To the extent the Employment Agreement is deemed to be null and void in any manner, the parties have agreed that the fee under the Employment Agreement survives any termination of the Employment Agreement.

Employment Agreement – Sean Zarinegar (Chief Financial Officer and Treasurer)

On February 25, 2016, concomitant with the First Amended Board Agreement, Jeff Howard executed the Employment Agreement with Mr. Zarinegar on behalf of the Company (the “Employment Agreement”). As a result, Mr. Zarinegar will become a full-time employee of the Company. The Employment Agreement is for a period of three years (the “Initial Term”). At the expiration of the Initial Term, the Employment Agreement shall be automatically extended for additional successive one (1) year terms (the “Renewal Term”) unless either party gives written notice of its intention to the other party not less than sixty (60) days prior to the expiration of the then current term and any renewal term.

The Company agrees to pay Mr. Zarinegar an annual salary equal to $120,000 during the Initial Term or any Renewal Term and on the dates consistent with the Company’s payroll schedule, or 1% of the Company’s assets as reported on its year-end balance sheet, whichever is greater, unless, an opinion of counsel or the Company’s auditors conclude that the asset-based compensation limits or impairs the Company’s intent of becoming a real estate investment trust or impairs the Company’s status as a publicly reporting company in good standing under the rules promulgated by the United States Securities and Exchange Commission.

The Company recognizes that Mr. Zarinegar is a significant employee to the Company, and has incurred and continues to incur risk and exposure in guaranteeing the First Key debt service of the Company and the debt of its subsidiaries, which ultimately benefits the Company and its shareholders. Recognizing that the consideration above does not completely compensate Mr. Zarinegar, the Company has agreed to issue Mr. Zarinegar or his designee a total of 3,000,000 shares of the Company’s common stock on the first, second and third anniversary.

Mr. Zarinegar shall be entitled to participate in the Employee Stock Option Plan of the Company, once the Board of Directors for the Company ratifies and approves. The Company and Mr. Zarinegar acknowledge and agree that modification of any compensation structure requires a written document signed by both parties. If for any reason the Agreement is terminated, all compensation and commission due to Mr. Zarinegar, either earned directly or indirect, shall be paid by the Company in full to Mr. Zarinegar in accordance with this schedule and the laws of Arizona, and shall be paid in the usual course of Company’s payroll. The balance of the terms of Mr. Zarinegar’s employment are set forth in the exhibits, below.

Revised and Updated Biography of Sean Zarinegar – Chairman of the Board, Chief Financial Officer and Treasurer

Mr. Zarinegar brings more than twenty years of experience in operations, evaluation, investment and management of real estate assets and is responsible for new asset origination, evaluation, analysis and due diligence, as well as overall executive direction. Mr. Zarinegar brings investment experience to the company as well as experience having formed successful business partnerships and has acquired a talented team of experts necessary to support ongoing and future projects and opportunities. Mr. Zarinegar has been an active real estate investor in Arizona, Texas, and Nevada as well as Colorado and Southern California, and has been tasked by the Company in leading efforts to convert the Company to a Real Estate Investment Trust consistent with 26 USC § 856.

Mr. Zarinegar is focused on maximizing the tremendous opportunity in the Phoenix, Arizona real estate market. With the decades of experience behind him, along with a severely depressed real estate market, the opportunities are abundant. For the past five years, Mr. Zarinegar has served as the Managing Partner for Core Performance Realty, and related parties, Performance Realty and American Realty. Mr. Zarinegar is subject to a cease and desist order issued by the Alabama Securities Commission and a consent cease and desist order issued by the Kansas Securities Commission. The final consent order issued by the Kansas Securities Commission dated July 21, 2008 prohibits Mr. Zarinegar from offering or selling unregistered securities in the State of Kansas, absent reliance on an exemption, or acting as a broker-dealer, or agent thereof, in the sale of securities, and to not violate the Kansas Uniform Securities Act. The Alabama Securities Commission has represented that a Final Order was entered on May 5, 2011, but no final order has been produced. Regardless, according to the FINRA disclosure made under U-6, the final order does not constitute a final order based on any laws or regulations that prohibit fraudulent, manipulative or deceptive conduct. Mr. Zarinegar filed a Statement of Claim for Expungement with FINRA pursuant to Rule 2080 (the “Statement of Claim”), but the Statement of Claim was deemed not eligible for arbitration presumably due to the fact that FINRA could not obtain jurisdiction over Malory, a defunct entity. In response, Mr. Zarinegar filed separate correspondence with the Kansas Securities Commission and the Alabama Securities Commission requesting that the subject orders be set aside. These requests are still pending.

These orders are not related to the Company. Mr. Zarinegar was a registered representative with FINRA between approximately 1992 and 2005. During the period of time in which he was registered with FINRA, Zarinegar held Series 6, 7, 22, 24, 27, 39 and 63 designations. He had been registered with six securities firms during this time period with the last being Malory Investments, LLC ("Malory") between August 2001 and April 2005. Mr. Zarinegar has two disclosure events set forth in his CRD, both of which revolve around alleged activity during his tenure at Malory. These disclosures are not customer complaints; rather, they revolve around cease and desist orders issued by the State of Kansas and the State of Alabama in 2007 as part of their respective investigations into Malory and six other primary respondents. The allegations against Mr. Zarinegar were that he failed to properly supervise the sale of private offerings in Kansas and Alabama.

Mr. Zarinegar has been in compliance with the Orders since issuance. The Orders are not related in any manner with respect to the Company or its related parties. To Orders do not restrict Mr. Zarinegar from engaging in an offering in the State of Kansas or State of Alabama provided he complies with the appropriate disclosures and laws.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Document
1.0	First Amended Advisory Board Consulting and Compensation Agreement
2.0	Employment Agreement
3.0	Resolution of the Board of Directors (February 25, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

American Housing Income Trust, Inc.

By:  /s/ Jeff Howard

Name:  Jeff Howard

Title:  Chief Executive Officer and President

Dated: February 25, 2016

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